Exhibit E


                               MAXUS ENERGY CORPORATION
                               717 North Harwood Street
                                 Dallas, Texas 75201


                                              February 28, 1995

          The Prudential Insurance Company
             of America
          Three Gateway Center
          100 Mulberry Street
          Newark, New Jersey 07102

          Gentlemen:

                    On February 1, 1987, the undersigned, MAXUS ENERGY CORPORATION (the "Company"), a Delaware corporation, and you entered into a Preferred Stock Purchase Agreement, dated February 1, 1987 (the "Original Stock Purchase Agreement"), providing for the issuance to you of 3,000,000 shares of $9.75 Cumulative Convertible Preferred Stock of the Company (the "Shares"). The Original Stock Purchase Agreement was subsequently amended by agreements between the undersigned and you dated February 8, 1987 (the "First Amendment"), and April 12, 1990 (the "Second Stock Purchase Agreement"), and pursuant to the Second Stock Purchase Agreement (a) the Company reacquired from you 500,000 of the Shares, and (b) you executed and delivered a Waiver of Certain Equity Offering Rights dated as of April 12, 1990 and a Waiver of Certain Rights Relating to $9.75 Preferred Stock dated June 5, 1990 (collectively the "Waivers"), relating to certain provisions of the Certificate of Designations, the Registration Rights Agreement and the Company's Preferred Stock Purchase Rights Plan. The Original Stock Purchase Agreement, as amended as aforesaid, is herein called the "Stock Purchase Agreement," and except as otherwise expressly provided herein, all capitalized terms used herein and defined in the Stock Purchase Agreement or the Second Stock Purchase Agreement, as the case may be, are used herein as so defined.

                    The undersigned has advised you that it contemplates entering into the Transactions, including a cash tender offer by a wholly-owned subsidiary of Gaucho for shares of the Common Stock of the Company (the "Tender Offer"), as a result of which the Company would become a subsidiary of Gaucho, and in connection therewith has obtained the agreement of Gaucho, effective upon the merger into the Company of such wholly-owned subsidiary of Gaucho, to guarantee the Company's obligations under the Certificate of Designations, the Stock Purchase Agreement and the Second Stock Purchase Agreement (each as heretofore and hereby amended or to be amended or certain provisions thereof heretofore and hereby waived or to be waived, as the case may be), such guarantee to be substantially in the form annexed hereto as Exhibit A (the "Gaucho Guarantee"). In consideration of the execution and delivery to you of the Gaucho Guarantee, you have agreed to consent to the Transactions and waive all provisions of applicable agreements and other instruments necessary in connection therewith, effective upon the execution and delivery of


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          this Agreement and the execution and delivery to you of the
          Gaucho Guarantee, and to further amendments of or, with respect to the Certificate of Designations, amendments or permanent waivers of (and, in anticipation of the effectiveness of such amendments and/or permanent waivers, temporary waivers of certain provisions of) the Stock Purchase Agreement, the Second Stock Purchase Agreement and the Certificate of Designations, a waiver of certain rights under the Company's Preferred Stock Purchase Rights Plan, and termination of the Registration Rights Agreement, such amendments and/or permanent waivers and termination to become effective upon the merger into the Company of the wholly-owned subsidiary of Gaucho, and such temporary waivers to become effective immediately, all as more fully hereinafter set forth.

                    NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements herein contained, the Company and you agree as follows:

                    1.   Consent to Transactions.  Notwithstanding any
                         -----------------------
          provisions of the Certificate of Designations, the Stock Purchase Agreement, the Second Stock Purchase Agreement, the Registration Rights Agreement, or of any other agreement or instrument which would prohibit, restrict, impose conditions upon, or otherwise adversely affect, the Company's consummation of all or any portion of the Transactions, or pursuant to which you do or may have the right to consent to or impose conditions upon the Company's consummation of all or any portion of the Transactions, you do hereby unconditionally and irrevocably waive your rights under any such provisions (including, without limitation, Section 3(b) of the Certificate of Designations) and any appraisal rights in connection with the Transactions, and grant your unqualified, unconditional and irrevocable consent to the Company's consummation of the Transactions, such waiver and consent to become and be effective upon execution and delivery of this Agreement and the execution and delivery to you of the Gaucho Guarantee.

                    2.   Amendments, etc.
                         ---------------

                    2A.  Amendments of Stock Purchase Agreement.  You and
                         --------------------------------------
          the Company agree that, effective upon the effectiveness of the Gaucho Guarantee, the Stock Purchase Agreement shall be amended to delete therefrom paragraphs 5F, 5H, 7A, 7B, 7C and 7D thereof.

                    2B.  Amendments of Second Stock Purchase Agreement.
                         ---------------------------------------------
          You and the Company agree that, effective upon the effectiveness of the Gaucho Guarantee, the Second Stock Purchase Agreement shall be amended

                         (a) to delete therefrom paragraphs 5A, 5B, 5C(b), 5D(a) and 5D(b) thereof; and

                         (b) to delete therefrom paragraphs 7A, 7B and 7C thereof.

                    2C.  Amendment or Waiver of Certificate of
                         -------------------------------------
          Designations; Certain Waivers.  Without limitation of paragraph
          -----------------------------
          1, Prudential and the Company hereby agree effective upon the effectiveness of the Gaucho Guarantee, to the amendment of the Certificate of Designations with respect to all outstanding Shares to delete therefrom Section 2(b), Section


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          3(b), Section 5(a) , Section 5(c), Section 8 and Section 9
          thereof, and all defined terms, if any, used only in one or more of such deleted Sections, and to effect any other modifications thereof (including but not limited to deletion of cross-references to deleted provisions) necessary or appropriate to give effect to the aforementioned amendments. Alternatively, in lieu of such amendments, if the Company shall so request, you and the Company shall execute and deliver unconditional, irrevocable and permanent waivers (i) in the case of such waivers to be executed and delivered by you, of any and all rights of the holders of Shares under Section 2(b), Section 3(b), Section 8 and
          Section 9 of the Certificate of Designations, (ii) in the case of such waivers to be executed and delivered by the Company, of any and all rights of the Company under Section 5(a) and Section 5(c) of the Certificate of Designations, and (iii) in the case of such waivers to be executed and delivered by you and the Company, of any other provisions of the Certificate of Designations necessary to give effect to the intent of the foregoing waivers, all such waivers specified in clauses (i), (ii) and (iii) of this sentence to be effective upon the effectiveness of the Gaucho Guarantee. In furtherance thereof, effective upon the execution and delivery hereof and execution and delivery to you of the Gaucho Guarantee, you agree that until such amendment of, or permanent waivers with respect to, the Certificate of Designations shall become effective (but subject to the following proviso) you will take no action to exercise, and do hereby unconditionally and irrevocably waive, any right to receive increased dividends pursuant to said
          Section 2(b), or to convert any Shares into Common Stock of the Company pursuant to said Section 8; and (subject to the following proviso) without limitation as to time you unconditionally and irrevocably waive any rights attributable to the Convertible Shares you would otherwise have with respect to Rights granted under the Company's Preferred Stock Purchase Rights Plan, including the right to receive any redemption payment with respect thereto (you having previously and effectively waived such rights with respect to the Conversion Waiver Shares under date of June 5, 1990); provided, however, that the waivers in this sentence shall become null and void and of no force or effect, ab initio and as if the same had never been granted, if the Transactions shall not have been consummated and said amendment of, or waivers with respect to, the Certificate of Designations shall not have become effective, on or before June 30, 1995.

                    2D.  Termination of Registration Rights Agreement.  You
                         --------------------------------------------
          and the Company agree that, effective upon the effectiveness of the Gaucho Guarantee, the Registration Rights Agreement shall be terminated and be of no further force or effect, and agree that, effective upon the execution and delivery hereof and until such termination shall become effective (but subject to the following proviso), you will take no action to exercise, and do hereby unconditionally and irrevocably waive, any right to obtain registration of any Registrable Securities (as defined in the Registration Rights Agreement) pursuant thereto; provided, however, that the waiver in this paragraph 2D shall become null and void and of no force or effect, ab initio and as if the same had never been granted, if the Transactions shall not have been consummated and such termination shall not have become effective, on or before June 30, 1995.

                    3.   Representations and Agreements of the Holder.  You
                         --------------------------------------------
          represent and warrant that this Agreement has been duly authorized, executed and delivered by you, the performance hereof is within your corporate powers and this Agreement constitutes your valid and binding obligation, enforceable in accordance with its terms.


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                    You hereby agree that if you shall sell, transfer or
          otherwise dispose of any Shares, any transferee, as a condition of the transfer shall, by written agreement satisfactory to the Company and its counsel delivered to the Company at least five business days prior to the proposed effective date of such transfer, expressly assume all of your obligations, waivers, duties and covenants under the Stock Purchase Agreement, the Second Stock Purchase Agreement and this Agreement (as each may have been amended or modified, or any provisions thereof waived, and shall at such time be in effect), including without limitation your obligations under this paragraph 3, as to the Shares to be so transferred.

                    Concurrently with the execution and delivery hereof, the certificates currently evidencing the Conversion Waiver Shares and the Convertible Shares are being surrendered against delivery to you of one or more certificates evidencing a like aggregate number of Shares which shall not contain the legends provided for in paragraph 7A of the Second Stock Purchase Agreement but which, in addition to any other legend placed upon such certificate(s), shall bear a legend to the following effect:

                    "The securities represented by this certificate are subject to certain provisions of an agreement, dated April 12, 1990, and the provisions of an agreement, dated February 28, 1995, each between the Corporation and The Prudential Insurance Company of America, the terms of which require the holder hereof to execute certain unconditional and irrevocable waivers of certain rights of the holder, including without limitation the right to convert these securities into Common Stock of the Corporation, to receive increased dividends in certain circumstances and to vote in respect of certain matters, and, under certain circumstances, to consent to amendments of, or, at the request of the Company, waivers with respect to, the Certificate of Designations and amendments of certain agreements to which the Corporation is a party. Copies of such agreements are on file at the principal executive offices of the Corporation."

          If the Gaucho Guarantee, and the amendments and waivers of various instruments provided in paragraphs 2A, 2B and 2C hereof, shall not have become effective, on or before June 30, 1995, on the next succeeding business day the Company shall deliver to you, against delivery to it of the certificates evidencing the Shares issued as provided hereinabove in this paragraph 3, replacement certificates for a like aggregate number of Shares bearing the legends required by the Second Stock Purchase Agreement (disregarding the amendments thereof provided in said paragraph 2B hereof). You represent and warrant that you are as of the date hereof the sole record and beneficial owner of 1,250,000 Shares (of which 375,000 Shares are Conversion Waiver Shares and 875,000 Shares are Convertible Shares).

                    4.   Effect of Amendments.  If any provision of the
                         --------------------
          Waivers shall be inconsistent with any provision hereof, or of the Stock Purchase Agreement or the Second Stock Purchase Agreement as amended hereby, the provisions of this Agreement, or the Stock Purchase Agreement or the Second Stock Purchase Agreement (as so amended), as the case may be, shall govern. As amended hereby, the Stock Purchase Agreement and the Second Stock Purchase Agreement, and (subject to the preceding sentence) the Waivers, shall be and remain in full force and effect.


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                    5.   Definitions.  In addition to the definitions
                         -----------
          contained and referred to in the preamble of this Agreement, for the purpose of this Agreement the following terms shall have the meanings specified with respect thereto below:

                    "Gaucho" shall mean YPF Sociedad Anonima, a corporation
                     ------
                    (sociedad anonima) organized and existing under the laws of the Republic of Argentina.

                    "Transactions" shall mean and include a tender offer
                     ------------
                    for the Company's Common Stock as a result of which, if successful, the Company will become a subsidiary of Gaucho, the subsequent merger of Gaucho's wholly-owned subsidiary that is the holder of a majority of the outstanding shares of common stock of the Company into the Company, and the incurrence of not in excess of $600,000,000 aggregate principal amount of indebtedness by the Company and/or its subsidiaries, a portion of which may be secured by liens upon the Common Stock of the Company acquired in such tender offer and/or upon assets of the Company's and/or its subsidiaries, and certain related transactions (including the repayment and making of loans and advances, and/or payment of dividends) among the Company and its subsidiaries.

                    6.   Miscellaneous.
                         -------------

                    6A.  Restructuring Fee.  The Company agrees to pay you
                         -----------------
          a restructuring fee of $250,000 upon the effectiveness of the Gaucho Guarantee. The obligation of the Company under this paragraph 6A shall survive the transfer or redemption of any Shares.

                    6B.  Consent to Amendments.  This Agreement may be
                         ---------------------
          amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act of the holder or holders of not less than 66-2/3% of the Shares at the time outstanding and each holder of the Shares at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 6B. The Company shall promptly send copies of any amendment, consent or waiver (and any request for any such amendment, consent or waiver) relating to this Agreement to you and each other Institutional Holder then holding any of the Shares and, to the extent practicable, shall consult with you and each other Institutional Holder then holding any of the Shares in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any Shares nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any holder of such Shares.

                    6C.  Survival of Representations and Warranties.  All
                         ------------------------------------------
          representations and warranties contained herein or made in writing by the Company or you in connection herewith shall survive the execution and delivery of this Agreement and any disposition of the Shares.

                    6D.  Successors and Assigns. All covenants and
                         ----------------------
          agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the Company and its successors and assigns and you and your successors and assigns to the


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          extent they are the registered owners of Shares acquired in compliance with Section 3 of this Agreement.

                    6E.  Notices.  All communications provided for
                         -------
          hereunder shall be sent by first class mail and (a) if to you, addressed to you at the address set forth by you for such communications on Schedule I hereto, or to such other address as you may have designated to the Company in writing, (b) if to any other holder of Shares, addressed to such holder at the address of such holder in the stock record books of the Company, and (c) if to the Company, addressed to it at: 717 North Harwood Street, Dallas, Texas 75201, Attention: Secretary, or to such other
                               ---------
          address or addresses as the Company may have designated in writing to you and each other holder of any of the Shares at the time outstanding.

                    6F.  Descriptive Headings.  The descriptive headings of
                         --------------------
          the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    6G.  Governing Law.  This Agreement is being delivered
                         -------------
          and is intended to be performed in the State of Delaware, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such state.

                    6H.  Counterparts.  This Agreement may be executed in
                         ------------
          two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                    If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.


                                             Very truly yours,

                                             MAXUS ENERGY CORPORATION


                                             By:
                                                ---------------------------
                                                 Title:


          The foregoing Agreement is
          hereby accepted as of the date
          first above written:

          THE PRUDENTIAL INSURANCE
            COMPANY OF AMERICA


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          By:
               ------------------------
               Name:
               Title:


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